FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       February 4, 2002
                                                  -------------------------

                                  HUNTCO INC.
                               ----------------
            (Exact name of registrant as specified in its charter)


     Missouri                      000-21916                    43-1643751
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 (State or other           (Commission File Number)          (IRS Employer
  jurisdiction of                                          Identification No.)
  incorporation)



      14323 S. Outer Forty, Suite 600N, Town & Country, Missouri 63017
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       (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code       (314) 878-0155
                                                    -------------------------


                                Not applicable
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         (Former name or former address, if changed since last report)



Item 3.	 Bankruptcy.

On February 4, 2002, Huntco Inc. and its subsidiaries, Huntco Nevada, Inc., Huntco Steel, Inc. and Midwest Products, Inc. (collectively "Huntco"), each filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Missouri. The case is styled In re: Huntco Inc., et al., Debtors, Case No. 02-41188-293 Chapter 11 (Jointly Administered).

The petitions contemplate an orderly liquidation of all of the assets of Huntco to repay, to the extent of the proceeds received from the sale of the assets, Huntco's secured and unsecured indebtedness. Based on the proceeds Huntco expects to receive from the liquidation of its assets and the amount of its indebtedness, Huntco does not anticipate that it will be able to repay all such indebtedness. Accordingly, no holder of the Series A Convertible Preferred Stock of Huntco Inc. nor any holders of Huntco Inc.,'s Class A Common Stock, par value $.01 per share (the "Class A Common Stock") (which class of stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), nor any holders of Huntco Class B Common Stock, par value $.01 per share, should expect to receive any cash or property upon the dissolution of Huntco Inc. The dissolution and termination of existence of Huntco Inc. and each of its subsidiaries is expected to take place shortly after the Chapter 11 proceedings are completed and Huntco's assets are fully liquidated.

Item 5.   Other Events.

Immediately following the filing of this Form 8-K, Huntco Inc. intends to file post-effective amendments on Form S-8 with the Securities and Exchange Commission (the "Commission") to terminate the offering of unsold shares of Class A Common Stock offered to employees and directors of Huntco Inc. under the 1993 Incentive Stock Plan as amended. Huntco Inc. also intends to cause the Huntco Inc. 401(k) Retirement Savings Plan (the "Retirement Savings Plan") to file a post-effective amendment on Form S-8 to terminate the offering of unsold shares of Class A Common Stock and related plan interests offered to employees under the Retirement Savings Plan.

Immediately following the filing of the aforementioned post effective amendments, Huntco Inc. intends to file a Form 15 with the Commission to deregister the Class A Common Stock from registration with the Commission under Sections 12(g) and 15(d) of the Exchange Act. Under applicable rules, the duty of Huntco Inc. to file annual, quarterly and periodic reports required under Section 13(a) of the Exchange Act is suspended immediately upon filing. Accordingly, Huntco will not continue to file Forms 10-K, 10-Q or 8-K's although it recognizes that it will remain subject to Section 14A of the Exchange Act and the rules and schedules thereunder until the termination of registration becomes effective. The applicable rule adopted under the Exchange Act provides that termination of registration under the Exchange Act takes effect 90 days after a properly completed Form 15 is filed with the Commission or such shorter period as the Commission may determine.

Persons interested in information about the orderly liquidation of Huntco's assets may view copies of petitions, motions, orders and other documents that Huntco anticipates will be available at the Bankruptcy Court for the Eastern District of Missouri.

The Retirement Savings Plan intends to file a Form 15 with the Commission to deregister the plan interests which are deemed to be offered in connection with the opportunity to invest in the Class A Common Stock Fund, one of the investment alternatives in the Retirement Savings Plan. Upon filing, the Retirement Savings Plan's obligation to prepare and file with the Commission an annual report on Form 11-K will be suspended pending the effectiveness of the Form 15.


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                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTCO INC.



By:     /s/ Robert J. Marischen
      -------------------------------------
      Robert J. Marischen,
       Vice Chairman and Chief
       Executive Officer

Date: February 4, 2002